EXHIBIT II
                                                                      ----------


                             FLAMEMASTER CORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 2003







BASIC
-----
Income from Operations                                            $    538,519
Preferred Dividends                                                     (5,745)
                                                                  ------------
   Income Available To Common Shareholders                        $    532,774
                                                                  ------------

Weighted Average Shares Outstanding
-----------------------------------
Common Stock - Average Outstanding                   1,398,336
Common Stock Options                                        --
                                                  ------------
   Weighted Average Shares Outstanding               1,398,336
                                                  ------------
BASIC EARNINGS PER SHARE                                          $       0.38
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DILUTED
-------
Income Available to Common Shareholders                           $    532,774
Preferred Dividends                                                      5,745
Interest from Convertible Notes, Net of Taxes                           46,059
                                                                  ------------
   Diluted Income                                                 $    584,578
                                                                  ------------

Net Weighted Shares Outstanding
-------------------------------
Common Stock - Average Outstanding                   1,398,336
Preferred Stock                                         27,701
Convertible Notes                                      236,402
                                                  ------------
   Net Weighted Shares Outstanding                   1,662,439
                                                  ------------

DILUTED EARNINGS PER SHARE                                        $       0.35
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